Exhibit 99.(a)(4)

DRYDEN CALIFORNIA MUNICIPAL FUND

Amended Certificate of Designation

The undersigned, being the duly elected and acting Assistant Secretary of Dryden California Municipal Fund, a trust with transferable shares established under Massachusetts law of the type commonly called a Massachusetts business trust (the “Trust”), DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section 6.9  and Section 9.3 of the Amended and Restated Declaration of Trust dated August 17, 1994, as amended to date (the “Declaration of Trust”), and pursuant to the affirmative vote of a majority of the Trustees at a meeting duly called and held on September 24, 2004, the Amended and Restated Certificate of Designation dated October 1, 2002 (the “Certificate of Designation”), is hereby further amended as follows:

1.                         The preamble of the Certificate of Designation is hereby amended to read as follows:

The shares of beneficial interest of the Trust (the “Shares”) shall be divided into two (2) separate series (each, a “Series”), each Series to have the following special and relative rights:

2.                                       Paragraph (1) of the Certificate of Designation is hereby amended to delete therefrom “California Money Market Series”.

3.                         Paragraph (2) of the Certificate of Designation is hereby amended to delete therefrom

“The Shares of the California Money Market Series are classified into two Classes, “Class A” and “Class S,” respectively, of which an unlimited number may be issued.”

“The Class A Shares of the California Money Market Series shall be and shall continue to be Shares of such Series, with the same relative rights and preferences as when these Shares were previously designated “Series Shares”.”

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 29th day of September 2004.

/s/ Jonathan D. Shain
Jonathan D. Shain, Assistant Secretary

ACKNOWLEDGEMENT

State of New Jersey	)
) ss
County of Essex	)
September 29, 2004

Then personally appeared the above named Jonathan D. Shain, Assistant Secretary, and acknowledged the foregoing instrument to be his free act and deed.  Before me,

/s/ Floyd L. Hoelscher
Notary Public of New Jersey
My Commission Expires:	10/23/2007